UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11440 West Bernardo Court, Suite 220

San Diego, California 92127

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange

Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

On October 30, 2019, in connection with the acquisition of the property located at 1200 East Mazon, Dwight, Illinois (the “Property”) from PharmaCann LLC (“Tenant”) described below in Item 2.01, IIP-IL 3 LLC (“Landlord”), a wholly owned subsidiary of IIP Operating Partnership, LP (the “Operating Partnership”), the operating partnership subsidiary of Innovative Industrial Properties, Inc. (the “Company”), entered into a triple-net lease (the “Lease”) with Tenant for the entire Property. The Lease provides that Tenant is responsible for paying all structural repairs, maintenance expenses, insurance and taxes related to the Property. The initial Lease term expires on October 29, 2034, with two options to extend the term of the Lease for two additional five-year periods. Tenant intends to continue to operate the Property as a regulated cannabis cultivation and processing facility.

Also on October 30, 2019, Tenant, Landlord and the Operating Partnership entered into a Development Agreement (the “Development Agreement”), pursuant to which Tenant is responsible for the development of an approximately 18,000 square foot cultivation facility and improvements for the existing approximately 48,000 square foot cultivation and processing facility on the Property. Pursuant to the Development Agreement, Landlord is obligated to reimburse Tenant for costs of development and improvements of up to $7.0 million (the “Funding”), subject to the satisfaction of certain conditions contained therein.

The initial annualized base rent (the “Base Rent”) under the Lease is $3,625,000, payable monthly, and is subject to annual increases during the Lease term. Tenant is also responsible for paying the Company a property management fee equal to 1.5% of the then-current Base Rent under the Lease.

Pursuant to the Lease, Tenant delivered to Landlord a security deposit of $604,166.66 in cash at the execution of the Lease. In addition, any entity affiliated with Tenant and operating in the cannabis industry, including any entity formed during the term of the Lease, shall enter into a full guaranty with respect to Tenant’s obligations under the Lease.

The foregoing descriptions of the Lease and the Development Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Lease and the Development Agreement, which are filed as exhibits to this report and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 30, 2019, the Company, through Landlord, completed the acquisition of the Property for $18.0 million. If the Company funds the full amount of the Funding, the Company’s total investment in the Property is expected to be $25.0 million (excluding closing costs).

Item 9.01 Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired.

The financial statements that are required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.

(d)	Exhibits.

Exhibit	Description of Exhibit
10.1	Lease Agreement, dated as of October 30, 2019, between IIP-IL 3 LLC and PharmaCann LLC.

10.2	Development Agreement, dated as of October 30, 2019, between PharmaCann LLC, IIP-IL 3 LLC and IIP Operating Partnership, LP.

Forward-Looking Statements

This report contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding the Property, the Lease, the Development Agreement and PharmaCann, are forward looking statements. When used in this report, words such as the Company “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2019	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Catherine Hastings
	Name:	Catherine Hastings
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer